EXHIBIT 10.19

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement"), dated as of May 4, 2006, is entered into by and between Neah Power Systems, Inc., having a principal place of business at 22122 20h Ave SE, Suite 161, Bothell, WA 98021 (the "Company"), and MTBSolutions, Inc., having a principal place of business at 2540
N. First Street, Suite 316, San Jose, CA 95131-1016 (the "Consultant").

                                     RECITAL

         The Company wishes to engage the Consultant to provide consulting services on the terms set forth herein, and the Consultant is willing to provide such services on such terms.

         NOW, THEREFORE, IT IS AGREED:

         1. DUTIES AND SERVICES. The Consultant shall provide such consulting services as described on EXHIBIT A, and such other services as may be mutually agreed upon by the parties from time to time (the "Services"). Performance of the Services shall be governed by the terms and conditions of this Agreement.

         2. TERM AND TERMINATION. This Agreement shall continue in effect and govern the terms and conditions of the Services until terminated by either party upon thirty (30) days' prior written notice. Notwithstanding the preceding, Consultant shall not terminate this Agreement until all mutually agreed upon Services have been completed.

         3. COMPENSATION. As compensation for the Services to be provided hereunder, and conditioned upon Consultant's performance of such services, the Consultant shall be entitled to fees as set forth on EXHIBIT A.

         4. INDEPENDENT CONTRACTOR. The Consultant's relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Accordingly, the Consultant will not be entitled to any of the benefits that Company may make available to its employees; and the Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

         5.       INVENTIONS.

                  (a) COMPANY INVENTIONS, All designs, artwork, improvements, inventions, works of authorship, information fixed in any tangible medium of expression, moral rights, trademarks, know-how, ideas, and all other subject matter protectable under patent, copyright moral right, mask work, trademark, trade secret or other laws ("Inventions"), made, conceived or developed by the Consultant, alone or with others, which result from the Services, together with all related intellectual property rights, shall be the sole property of the Company ("Company Inventions").

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                  (b)      OUT-OF-SCOPE INVENTIONS. If the Consultant
incorporates any Inventions relating in any way to Company's business or demonstrably anticipated research or development that were conceived, reduced to practice, created, derived, developed or made by the Consultant either outside the scope of the Consultant's work for the Company under this Agreement or prior to the execution of this Agreement (collectively, the "Out-of-Scope Inventions") into any of the Company Inventions, Consultant hereby grants to the Company a royalty-free, irrevocable, worldwide; fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Inventions that Consultant incorporates, or permits to be incorporated, in any Company Inventions, solely in connection with such Company Inventions. The Consultant agrees that the Consultant will not incorporate, or permit to be incorporated, any Inventions conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Inventions into any Company Inventions without Company's prior written consent.

                  (c) ASSIGNMENT, DISCLOSURE AND ASSISTANCE. The Consultant agrees to promptly disclose to the Company every Company Invention. The Consultant hereby assigns and agrees to assign to the Company or its designee its entire right, title and interest worldwide in all such Company Inventions and any associated intellectual property rights. The Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company's benefit patents, copyrights, maskworks, and other property rights in such Company Inventions in any and all countries, and the Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement.

                  (d) LICENSE. Effective upon completion of the Services in accordance with the terms of this Agreement, the Company hereby grants Consultant a perpetual, royalty free, world wide, perpetual license to use Company Innovations for any purpose except in connection with Fuel Cells. For purposes of this Agreement, the term Fuel Cell shall mean a collection of components whereby a fuel and an oxidizer are supplied to a device that converts them into electricity. Fuel cells differ from batteries in that the energy conversion continues as long as fuel and, if necessary, an oxidizing agent are fed to the fuel cell. If components are contained in detachable assemblies (such as a cartridge) that must be attached and/or connected to other assemblies so as to form a complete fuel cell system, they are considered part of the fuel cell..

         6.       CONFIDENTIAL INFORMATION.

                  (a) DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Agreement shall mean the trade secrets, know-how and other proprietary information of the Company or other third parties, and includes, without limitation, processes, equipment, information related to the current, future and proposed products and services of the Company, information concerning research and development, financial information, and business forecasts.

                  (b) NONDISCLOSURE AND NONUSE OBLIGATIONS. Except as permitted in this paragraph, the Consultant shall not use, disclose or disseminate the Confidential Information of the Company. The Consultant may use the Confidential Information of the Company solely to perform its obligations under this Agreement for the benefit of the Company. The Consultant will exercise the same degree of care as it takes to protect its own confidential information, but in no event less than reasonable care.

                  (c) INJUNCTIVE RELIEF. It is understood and agreed that money damages would be not be a sufficient remedy for a breach of the Consultant's confidentiality obligations under

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this Agreement and that the Company shall be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of the Consultant's obligations under this section, but will be in addition to all other available legal or equitable remedies.

                  (d) EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The Consultant's obligations under this Section 6 with respect to any portion of the Confidential Information of the Company shall not apply to any such portion that the Consultant can demonstrate (i) was in the public domain at or subsequent to the time such portion was communicated to the Consultant by the Company though not fault of the Consultant, or (ii) was rightfully in the Consultant's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Consultant by the Company. A disclosure of Confidential Information by the Consultant either in response to a valid order by a court of other governmental body, otherwise required by law, or necessary to establish the rights of either party under this Agreement shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that the Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure.

         7. OWNERSHIP AND RETURN OF COMPANY PROPERTY. All materials furnished to the Consultant by the Company, whether delivered to the Consultant by the Company or made by the Consultant in the performance of services under this Agreement (collectively, the "Company Property") are the sole and exclusive property of the Company, and the Consultant hereby does and will assign to the Company all rights, title and interest the Consultant may have or acquire in the Company Property. At the Company's request and no later than five (5) days after such request, the Consultant shall, at the Company's option, destroy or deliver to Company (i) all Company Property, (ii) all tangible media of expression in the Consultant's possession or control that incorporate or in which are fixed any Confidential Information of the Company, and (iii) written certification of the Consultant's compliance with the Consultants obligations under this sentence.


         8. NO VIOLATION OF THIRD PARTY RIGHTS. The Consultant shall not communicate any information to the Company in violation of the proprietary rights of third parties.

         9. WARRANTY. The Consultant shall perform the Services under this Agreement in a workmanlike and commercially reasonable manner, with a standard of diligence and care normally employed by qualified persons in the performance of comparable work in the same or similar locality. The Consultant shall devote sufficient effort and resources to the performance of the Services and shall be responsive to the Company's reasonable needs and requests in so doing. The Consultant warrants that there is no other contract or duty on the Consultant's part that conflicts with or is inconsistent with this Agreement. Consultant will comply with all applicable specifications, laws, ordinances, rules, regulations, orders, licenses, permits and other contractual or governmental requirements.

         10.               MISCELLANEOUS.

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SUCCESSORS AND ASSIGNS. The Consultant may not subcontract or otherwise delegate the Consultant's obligations under this Agreement without the Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company's successors and assigns, and will be binding on the Consultant's assignees.

                  (a) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally;
(b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgement of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

                  (b) GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Washington, without giving effect to conflicts of law principles. Venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the state of Washington.

                  (c) SEVERABILITY. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

                  (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

                  (t) WAIVER: AMENDMENT: MODIFICATION. No term or provision hereof will be considered waived by the Company, and no breach excused by the Company, unless such waiver or consent is in writing signed by the Company. The waiver by the Company of, or consent by the Company to, a breach of any provision of this Agreement by the Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by the Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

                  (g) ,SURVIVAL. The rights and obligations contained in this Agreement, which by their nature require performance following termination, shall survive any termination or expiration of this Agreement.

                  (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                  (i) PUBLIC DISCLOSURE. Consultant acknowledges that Company will be required under applicable securities laws to disclose the existence and terms of this Agreement.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


"COMPANY"                                            "CONSULTANT"


Neah Power Systems, Inc.                    MTBSolutions, Inc.

By:      /s/ John Drewery                   By:      /s/ Mark Diorio
         ----------------                            ---------------
Name:    John Drewery                       Name:    Mark Diorio
Title:   Exec. VP of Engineering            Title:   President

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                                    EXHIBIT A

                               CONSULTING SERVICES

Consultant shall provide to Company package technology, manufacturing process, materials and equipment advisory support services as it relates specifically to:

NPS Packaging Project and Reliability Engineering as defined in the attached SUMMARY OF PROJECT ELEMENTS/Rev 1.1 dated March 31, 2006 and as executed per the tasks defined in the attached Company Gantt dated April 6, 2006. Packaging engineering services include but are not limited to:


o   Design Refinement
o   Materials Selection
o   Manufacturing Process
o   Assembly Process
o   Creation of Samples


PROJECT PRICING.

(a)      TOTAL PROJECT COST:            $108,000

(b)      PAYMENT SCHEDULE:              Initial payment of $36,000 due upon
                                        execution Balance in five monthly
                                        payments of $14,400, commencing on June
                                        4, 2006 and on the same day of each of
                                        the following four months

(c)      EXPENSES                       Company will reimburse Consultant for
                                        reasonable expenses, subject to prior
                                        approval to the extent such expenses
                                        exceed $1,000

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